                                                                      Exhibit 99

                       Quarterly Servicer's Certificate

                        PPL Transition Bond Company LLC
                $2,420,000,000 Transition Bonds, Series 1999-1

 Pursuant to Section 4 of Annex 1 the Intangible Transition Property Servicing
   Agreement dated as of August 10, 1999 (the "Servicing Agreement") between
    PPL Electric Utilities Corporation, as Servicer and PPL Transition Bond
     Company, LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly
  Certificate") have their respective meanings as set forth in the Servicing Agreement. References herein to the "Indenture" are to the Indenture dated as of August 10, 1999 between PPL Transition Bond Company, LLC, as issuer and The Bank of New York as Trustee.

          Billing Periods: December 2000, January 2001, February 2001
                         Payment Date:  March 26, 2001

1.   Collections Allocable and Aggregate Amounts Available for the Current Payment Date:
     i.           Remittances for the  December 2000 Collection Period                                     $   34,153,003.35
     ii.          Remittances for the January 2001 Collection Period                                       $   38,658,745.71
     iii.         Remittances for the February 2001 Collection Period                                      $   39,775,591.70
     iv.          Net Earnings on Collection Account                                                       $      597,590.61
     v.           Net Earnings on Capital Subaccount                                                       $       94,836.55
     vi.          Net Earnings on Overcollateralization Subaccount                                         $        5,582.60
     vii.         Net Earnings on Reserve Subaccount                                                       $        7,827.82
N1                Prior period adjustment; BONY transfers to Collection account - Refer to Note 1               -$195,030.74
                                                                                                           -----------------
     viii.        General Subaccount Balance                                                               $  113,098,147.60

N2   ix.          Reserve Subaccount Balance - Refer to Note 2                                             $    1,268,813.73
N3   x.           Overcollateralization Subaccount Balance - Refer to Note 3                               $    1,634,198.41
     xi.          Capital Subaccount Balance (less $100K)                                                  $   12,000,000.00
     xii.         Collection Account Balance                                                               $  128,001,159.74


2.   Outstanding Principal Balance and Collection Account Balance as of Prior Payment Date:
     i.           Class A-1 Principal Balance                                                              $   36,616,412.00
     ii.          Class A-2 Principal Balance                                                              $  178,000,000.00
     iii.         Class A-3 Principal Balance                                                              $  303,000,000.00
     iv.          Class A-4 Principal Balance                                                              $  201,000,000.00
     v.           Class A-5 Principal Balance                                                              $  313,000,000.00
     vi.          Class A-6 Principal Balance                                                              $  223,000,000.00
     vii.         Class A-7 Principal Balance                                                              $  455,000,000.00
     viii.        Class A-8 Principal Balance                                                              $  454,000,000.00
                                                                                                           -----------------

     ix.          Transition Bond Principal Balance                                                        $2,163,616,412.00

     x.           Reserve Subaccount Balance                                                               $    1,268,813.73
     xi.          Overcollateralization Subaccount Balance                                                 $    1,634,198.41
     xii.         Capital Subaccount Balance                                                               $   12,000,000.00


3.   Required Funding/Payments as of Current Payment Date:
     i.           Projected Class A-1 Bond Balance                                                         $            0.00

     ii.          Projected Class A-2 Bond Balance                                                         $  148,795,346.00
     iii.         Projected Class A-3 Bond Balance                                                         $  303,000,000.00
     iv.          Projected Class A-4 Bond Balance                                                         $  201,000,000.00
     v.           Projected Class A-5 Bond Balance                                                         $  313,000,000.00
     vi.          Projected Class A-6 Bond Balance                                                         $  223,000,000.00
     vii.         Projected Class A-7 Bond Balance                                                         $  455,000,000.00
     viii.        Projected Class A-8 Bond Balance                                                         $  454,000,000.00
                                                                                                           -----------------
     ix.          Projected Transition Bond Balance                                                        $2,097,795,346.00


Note 1 - Reflects 9/25/00 Qtrly Cert adjustment $196,695.06 not booked by Trustee BONY plus $1,664.32 Trustee transfers to Collection account
Note 2 - Excludes $727.59 transfer to Collection account by Trustee BONY
Note 3 - Excludes $936.73 transfer to Collection account by Trustee BONY

     x.           Required Class A-1 Coupon (6.08% per annum rate)                                         $      556,569.46
     xi.          Required Class A-2 Coupon (6.41% per annum rate)                                         $    2,852,450.00
     xii.         Required Class A-3 Coupon (6.60% per annum rate)                                         $    4,999,500.00
     xiii.        Required Class A-4 Coupon (6.72% per annum rate)                                         $    3,376,800.00
     xiv.         Required Class A-5 Coupon (6.83% per annum rate)                                         $    5,344,475.00
     xv.          Required Class A-6 Coupon (6.96% per annum rate)                                         $    3,880,200.00
     xvi.         Required Class A-7 Coupon (7.05% per annum rate)                                         $    8,019,375.00
     xvii.        Required Class A-8 Coupon (7.15% per annum rate)                                         $    8,115,250.00
     xviii        Required Overcollateralization Funding                                                   $      327,027.02
     xix.         Required Capital Subaccount Funding                                                      $            0.00


4.   Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of the Indenture:
     i.           Bond Trustee Fees and Expenses                                                           $        5,625.00
     ii.          Independent Managers Fe e                                                                $            0.00
     iii.         Servicing Fee                                                                            $      312,500.00
     iv.          Quarterly  Administration Fee                                                            $       25,000.00
     v.           Operating Expenses (subject to $100,000 cap)                                             $       23,896.20

     vi.          Quarterly Interest                                                                       $   37,144,619.46
                  1.  Class A-1 Bond Coupon Payment                                                        $      556,569.46
                  2.  Class A-2 Bond Coupon Payment                                                        $    2,852,450.00
                  3.  Class A-3 Bond Coupon Payment                                                        $    4,999,500.00
                  4.  Class A-4 Bond Coupon Payment                                                        $    3,376,800.00
                  5.  Class A-5 Bond Coupon Payment                                                        $    5,344,475.00
                  6.  Class A-6 Bond Coupon Payment                                                        $    3,880,200.00
                  7.  Class A-7 Bond Coupon Payment                                                        $    8,019,375.00
                  8.  Class A-8 Bond Coupon Payment                                                        $    8,115,250.00
     vii.         Principal Due and Payable                                                                $               -
     viii.        Scheduled Quarterly Principal                                                            $   65,821,066.00
                  1.  Class A-1 Bond Principal Payment                                                     $   36,616,412.00
                  2.  Class A-2 Bond Principal Payment                                                     $   29,204,654.00
                  3.  Class A-3 Bond Principal Payment                                                     $            0.00
                  4.  Class A-4 Bond Principal Payment                                                     $            0.00
                  5.  Class A-5 Bond Principal Payment                                                     $            0.00
                  6.  Class A-6 Bond Principal Payment                                                     $            0.00
                  7.  Class A-7 Bond Principal Payment                                                     $            0.00
                  8.  Class A-8 Bond Principal Payment                                                     $            0.00
     ix.          Operating Expenses (in excess of $100,000)                                               $            0.00
     x.           Funding of Capital Subaccount (to required level)                                        $            0.00
N4   xi.          Funding of Overcollateralization Subaccount (to required level) - Refer to Note4         $      327,963.75
     xii.         Net Earnings on Capital Subaccount Released to Issuer                                    $       94,836.55
N5   xiii.        Deposits to Reserve Subaccount - Refer to Note 5                                         $    9,329,230.22
     xiv.         Released to Issuer upon Series Retirement: Collection Account                            $            0.00

5.   Outstanding Principal Balance and Collection Account Balance as of Current Payment Date:
     (after giving effect to payments to be made on such payment date):
     i.           Class A-1 Principal Balance                                                              $            0.00
     ii.          Class A-2 Principal Balance                                                              $  148,795,346.00
     iii.         Class A-3 Principal Balance                                                              $  303,000,000.00
     iv.          Class A-4 Principal Balance                                                              $  201,000,000.00
     v.           Class A-5 Principal Balance                                                              $  313,000,000.00
     vi.          Class A-6 Principal Balance                                                              $  223,000,000.00
     vii.         Class A-7 Principal Balance                                                              $  455,000,000.00
     viii.        Class A-8 Principal Balance                                                              $  454,000,000.00
                                                                                                           ------------------
     ix.          Transition Bond Principal Balance                                                        $2,097,795,346.00
Note 4 - Includes $936.73 transfer initiated by Trustee BONY

Note 5 - Includes $727.59 transfer initiated by BONY; excludes Capital and Overcollateralization subaccount interest and $196,695.06

Note 1
     x.           Reserve Subaccount Balance, including net earnings                                       $   10,605,871.77
     xi.          Overcollateralization Subaccount Balance, including net earnings                         $    1,967,744.76
     xii.         Capital Subaccount Balance (less $100K)                                                  $   12,000,000.00

6. Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of the Indenture):
     i.           Reserve Subaccount                                                                        $            0.00
     ii.          Overcollateralization Subaccount                                                          $            0.00
     iii.         Capital Subaccount                                                                        $            0.00
                                                                                                            -----------------
     iv.          Total Draws                                                                               $            0.00

7. Shortfalls In Interest and Principal Payments as of Current Payment Date:
     i.           Quarterly Interest                                                                        $            0.00
                  1.  Class A-1 Bond Coupon Payment                                                         $            0.00
                  2.  Class A-2 Bond Coupon Payment                                                         $            0.00
                  3.  Class A-3 Bond Coupon Payment                                                         $            0.00
                  4.  Class A-4 Bond Coupon Payment                                                         $            0.00
                  5.  Class A-5 Bond Coupon Payment                                                         $            0.00
                  6.  Class A-6 Bond Coupon Payment                                                         $            0.00
                  7.  Class A-7 Bond Coupon Payment                                                         $            0.00
                  8.  Class A-8 Bond Coupon Payment                                                         $            0.00
     ii.          Quarterly Principal                                                                       $            0.00
                  1.  Class A-1 Bond Principal Payment                                                      $            0.00
                  2.  Class A-2 Bond Principal Payment                                                      $            0.00
                  3.  Class A-3 Bond Principal Payment                                                      $            0.00
                  4.  Class A-4 Bond Principal Payment                                                      $            0.00
                  5.  Class A-5 Bond Principal Payment                                                      $            0.00
                  6.  Class A-6 Bond Principal Payment                                                      $            0.00
                  7.  Class A-7 Bond Principal Payment                                                      $            0.00
                  8.  Class A-8 Bond Principal Payment                                                      $            0.00
 8. Shortfalls in Required Subaccount Levels as of Current Payment Date:
     i.           Overcollateralization Subaccount                                                          $            0.00
     ii.          Capital Subaccount                                                                        $            0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Bond this 23rd day of March, 2001.

PPL Electric Utilities Corporation, as Servicer

by:  /s/ James E. Abel______
     James E.
     Abel
     Treasurer